UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2013

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141884	76-0168604
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002		(713) 335-5151
(Address of principal executive offices)		(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On October 24, 2013, PROS Holdings, Inc. (Company) entered into a Tender Offer Agreement (TOA) indicating its intent to acquire, through the launch of an all-cash tender offer (Offer), all of the issued and outstanding shares and warrants of Cameleon Software S.A. (Cameleon), a French company listed on the NYSE Euronext exchange.
The purchase price for Cameleon freely tradeable shares is EUR 2.05 per share, and for Cameleon warrants is EUR 1.33 per share, each of which is eligible for a premium of EUR 0.15 per share if (a) they are tendered in the Offer and (b) the Company acquires more than 95% of the voting rights (excluding non-transferable free shares) of Cameleon on a fully diluted basis on or before December 31, 2014. The aggregate transaction value of the Offer (net of cash expected to be acquired) is approximately EUR 24,000,000 (US$33,000,000). Under the terms of the TOA:

•
the tender offer (offre publique d’achat) will be filed by the Company with the Autorité des Marchés Financiers (AMF) no later than October 31, 2013, and the Company has agreed to pay Cameleon a fee if such filing is not properly and timely made;

•	the opening of the Offer is subject to clearance by the AMF;

•
the completion and settlement of the Offer is subject to shares representing at least 65% of Cameleon’s freely tradeable shares and warrants (including the shares required to be tendered in the Offer pursuant to agreements with shareholders representing approximately 26% of Cameleon’s share capital) to tender their shares in the Offer or any re-opening of the Offer (Condition);

•	the completion and settlement of the Offer will be effective upon publication of the result notice (avis de résultat) of the Offer by the AMF indicating that the Condition has been met (Closing Date);

•
Cameleon has agreed to (a) operate its business in the ordinary course and in accordance with past practices, as well as (b) refrain from taking certain actions without the Company’s consent, until the Closing Date; and

•
Cameleon has agreed not to directly or indirectly solicit, initiate or otherwise cooperate in any way with any takeover proposal or any inquiries reasonably likely to result in the making of any takeover proposal, provided, that Cameleon may (a) negotiate with and provide information to any third party that files a competing offer with the AMF prior to settlement of the Offer, and (b) approve and recommend to Cameleon shareholders a competing offer that is determined by the AMF to be superior to the Offer, subject to paying the Company a break-up fee.

In conjunction with the Offer, the Company has granted to the holders of non-transferable free shares of Cameleon a put option (for a period of three months commencing on June 22, 2015) to sell such shares to the Company at a price consistent with the Offer. Such holders have also granted the Company a call option (for a period which commences following the put option and expires on October 24, 2018) at the same price as the put option.
The TOA has been included to provide Cameleon investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Cameleon. The undertakings contained in the TOA were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the TOA. The undertakings may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company can give no assurances as to the required AMF clearance being obtained in a timely manner, or at all. Investors are not third party beneficiaries under the TOA and should not rely on the undertakings or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Cameleon or any of their respective affiliates. Moreover, information concerning the subject matter of the undertakings may change after the date of the TOA, which subsequent information may or may not be fully reflected in the Company's and Cameleon’s public disclosures.
The foregoing description of the TOA does not purport to be complete and is qualified in its entirety by reference to the TOA, which is filed as Exhibit 10.1, and is incorporated into this report by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 of this report is hereby incorporated into this Item 2.03 by reference.

Item 7.01     Regulation FD Disclosure.
On October 24, 2013, the Company and Cameleon issued a joint press release announcing the entering into of the TOA. This press release is attached as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits
(d)         Exhibits.

10.1	Tender Offer Agreement, dated October 24, 2013, by and between the Company and Cameleon Software SA
99.1     Press Release, dated October 24, 2013, issued jointly by the Company and Cameleon Software SA*

*
In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed "furnished" and not "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Safe Harbor and Forward Looking Statements
Certain items in this report may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that expectations will be attained. Important factors that could cause actual results to differ materially from those presently expected include: the uncertainty of the acceptance of the Offer and regulatory approvals; the parties' ability to consummate the transaction; factors and risks previously and from time to time detailed in the Company’s filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: October 24, 2013
/s/ Damian Olthoff
Damian Olthoff General Counsel and Secretary